Exhibit 99.2

The expenses to be incurred by the Company relating to the registration and offering of $250,000,000 aggregate principal amount of 3.35% Notes due 2015 pursuant to a Registration Statement on Form S-3 (File No. 333-166762) and a related prospectus supplement filed with the Securities and Exchange Commission on December 8, 2010 are estimated to be as follows:

SEC registration fee	$17,800
Accounting fees and expenses	$85,000
Legal fees and expenses	$200,000
Fees and expenses of qualification under state securities laws (including legal fees)	—
Printing and engraving expenses	$30,000
Rating agency fees	$235,000
Trustee’s fees and expenses	$11,500
Miscellaneous	—

Total	$579,300